Exhibit 1

                             Joint Filing Agreement

      In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, par value $.01 per share, of Choice One Communications, Inc. and that this agreement be included as an Exhibit to such joint filing. This agreement may be executed in any number of counterparts all of which when taken together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the undersigned hereby execute this agreement this 28th day of February, 2001.

WALLER-SUTTON MEDIA PARTNERS, L.P.
By:  Waller-Sutton Media, L.L.C., its
     general partner

     BY: /S/ BRUCE HERNANDEZ
        -------------------------------
         Name: Bruce Hernandez
         Title:   Member


WALLER-SUTTON MEDIA, L.L.C.

     BY: /S/ BRUCE HERNANDEZ
        -------------------------------
         Name: Bruce Hernandez
         Title:   Member


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